EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No 33-21735 and No. 33-350293) of KSW, Inc. of our report dated February 11, 2005, except for Note 16, as to which the date is March 28, 2005 relating to the consolidated financial statements which are included in this Annual Report on Form 10-K.





MARDEN, HARRISON & KREUTER
Certified Public Accounts, P.C.


White Plains, New York
March 29, 2005